Exhibit 99.1

Talos Energy Announces CEO Transition

Houston, Texas, August 30, 2024 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced that Tim Duncan has stepped down from his role as President and Chief Executive Officer, effective August 29, 2024. Joseph A. Mills, who has served on the Company’s Board since March, 2024, will serve as interim President and Chief Executive Officer until a successor is in place. The Company’s Board of Directors has initiated a search for a successor in partnership with a leading executive search firm.

“On behalf of the Board and the entire Talos team, I want to express our gratitude to Tim for his invaluable contributions to the Company,” said Neal P. Goldman, chairman of Talos’ Board of Directors. “Currently, Talos stands as a leading exploration & production company in the Gulf of Mexico, backed by a dedicated team committed to safely and efficiently driving long-term value.”

Goldman added: “We have complete confidence in Joe’s capabilities to carry out Talos’ strategy as we search for a new CEO to lead Talos into the future and unlock further value. Mills brings a wealth of industry experience and knowledge, boasting over 42 years in senior leadership positions and serving on the boards of both public and private companies in the oil and gas sector.”

“I’m honored to step in as interim CEO of Talos,” said Mills. “The Board has played an active role guiding and evaluating our strategic approach, and I am confident about Talos’s direction and strategy. Our commitment remains firm in delivering compelling value for our shareholders. I look forward to working closely with the Board and leadership team, drawing on their extensive knowledge to advance our strategic priorities during this transitional period.”

Talos reaffirms its third quarter 2024 production guidance and operational and financial guidance for the full year 2024. As previously reported, for the third quarter 2024, Talos expects average daily production of 92.0 – 97.0 thousand barrels of oil equivalent per day.

Joseph A. Mills Biographical Details

Mr. Mills has over 42 years of experience in all facets of the oil and gas energy business. Mr. Mills currently serves as Board Member of Talos Energy and several other private E&P companies. In addition, Mr. Mills serves as the Chief Executive Officer of Samson Resources II, LLC, a position he has held since March 2017. Prior to joining Samson Resources, Mr. Mills served in various leadership roles, including Chairman and Chief Executive Officer positions for several public and private oil and gas companies, including Samson Resources II, Eagle Rock Energy G&P, LLC and Roan Resources Company. He also served in director and executive officer positions at several other industry related companies including El Paso Energy, Sonat Exploration, Black Stone Minerals and Montierra Minerals & Production, LP. Mr. Mills received a Bachelor of Business Administration degree in Petroleum Land Management from the University of Texas and a Master of Business Administration degree in Finance from the University of Houston. Additional information on Mr. Mills can be found in the Form 8-K filed by the Company.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven, innovative, independent energy company focused on maximizing long-term value through its Upstream Exploration & Production business in the United States Gulf of Mexico and offshore Mexico. We leverage decades of technical and offshore operational expertise to acquire, explore, and produce assets in key geological trends while maintaining a focus on safe and efficient operations, environmental responsibility and community impact. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Clay Jeansonne

+1.713.328.3011

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

Talos Energy Inc.	333 Clay St., Suite 3300, Houston, TX 77002

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, the timing and success of strategic plan, quarterly average daily production guidance, annual operational and financial guidance, and the other risks discussed in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and “Risk Factors” in our subsequent Quarterly Reports on Forms 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”).

Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

Talos Energy Inc.	333 Clay St., Suite 3300, Houston, TX 77002